UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2011

PennyMac Mortgage Investment Trust
 (Exact Name of Registrant as Specified in Charter)

Maryland	001-34416	27-0186273
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

27001 Agoura Road, Calabasas, California	91301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 224-7442

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 10, 2011, PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”),  PennyMac Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (in such capacity, the “Operating Partnership”), and PNMAC Capital Management, LLC, a Delaware limited liability company and the manager of the Company (in such capacity, the “Manager”), entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., as representative of the underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale by the Company and the purchase by the Underwriters, severally, of 9,500,000 common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), at a public offering price of $18.00 per share.  Pursuant to the Purchase Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,425,000 Common Shares solely to cover over-allotments, if any. The offering closed on February 16, 2011.
Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated February 10, 2011, among the Company, the Operating Partnership, the Manager and Citigroup Global Markets Inc., as representative of the Underwriters

5.1	Opinion of Venable LLP as to the legality of the Common Shares

8.1	Opinion of Sidley Austin LLP as to certain tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Date: February 16, 2011	By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated February 10, 2011, among the Company, the Operating Partnership, the Manager and Citigroup Global Markets Inc., as representative of the Underwriters
5.1	Opinion of Venable LLP as to the legality of the Common Shares
8.1	Opinion of Sidley Austin LLP as to certain tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)